Exhibit 24
							__________

                         POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints, solely in connection with the undersigned's capacity as an officer and/or director of Wells Fargo & Company (the "Company"), each of Emma Bailey, Meghan Daly, Brad D. Kern, Lori Kreidt, Janet McGinness, Angie Robinson, Laila Arand, Robin Dvorkin, and Ryan T. Tollgaard, acting alone, the undersigned's true and lawful attorney-in-fact to:

(1)	complete, sign, and submit to the United States Securities and
Exchange Commission ("SEC"), for and on behalf of the undersigned, a Form ID application (including any amendments thereto);

(2)	complete, sign, and submit to the SEC Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, including with respect to any and all equity securities issued by the Company that may be considered to be owned by the undersigned for the purposes of such statute and rules;

(3)	complete, sign, and submit to the SEC, for and on behalf of the undersigned, Form 144 (including any amendments thereto) in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder;

(4)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to (i) file any such Form ID application and Form 3, 4, 5 or 144, or any amendments thereto, with the SEC and any other authority and (ii) enroll the undersigned in the SEC's Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") filing system or any successor filing system; and

(5)	act as an account administrator or cause designated employees of the
Company to act as an account administrator for the undersigned's EDGAR account with the SEC, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iii) taking any other actions contemplated by Rule 10 of Regulation S-T on behalf of the undersigned with respect to the undersigned's EDGAR account.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present and acting, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that neither the Company nor any attorney-in-fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144 under the Securities Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.

	This Power of Attorney revokes any previous power of attorney granted by the undersigned with respect to the subject matter hereof as it relates to the Company, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a subsequently executed power of attorney or a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of May, 2025.

						/s/ Saul Van Beurden
						_______________________________
						    Saul Van Beurden